UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 31, 2026

Cadrenal Therapeutics, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-41596	88-0860746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

822 A1A North, Suite 306

Ponte Vedra, Florida 32082

(Address of principal executive offices and zip code)

(904) 300-0701

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CVKD	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On August 31, 2026, Cadrenal Therapeutics, Inc. (the “Company”) issued a press release announcing positive feedback from a Type D Meeting with the U.S. Food and Drug Administration (“FDA”) held on July 28, 2026. During the meeting, the Company and the FDA aligned on key aspects of the protocol and Statistical Analysis Plan for a Phase 3 registrational study of CAD-1005, the Company’s first-in-class 12-lipoxygenase (“12-LOX”) inhibitor in development to treat heparin-induced thrombocytopenia (“HIT”).

During the Type D meeting, the FDA agreed on an optimized definition of worsening HIT for the primary endpoint, based on progression of thrombotic events through Day 14 of treatment or hospital discharge. To ensure high-quality, reliable endpoint evaluation across clinical sites, the worsening component of the primary endpoint will also include extension of an existing thrombus into a new vascular segment or bed, avoiding potential site-to-site variability from manual size measurements. The updated composite primary endpoint will measure the proportion of Serotonin Release Assay-positive (SRA+) participants with adjudicated new or worsening composite thromboembolic events through Day 14 or hospital discharge. Additionally, the FDA agreed to use placebo control in the Phase 3 trial, with existing standard anticoagulation therapeutics for both the CAD-1005 and placebo control arms.

A copy of the press release is furnished herewith as Exhibit 99.1. The information in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, and shall not be incorporated by reference into any filing with the Securities and Exchange Commission (the “SEC”) made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

On August 31, 2026, the Company issued a press release announcing positive feedback from a Type D Meeting with the FDA held on July 28, 2026. During the meeting, the Company and the FDA aligned on key aspects of the protocol and Statistical Analysis Plan for a Phase 3 registrational study of CAD-1005, the Company’s first-in-class 12-LOX inhibitor in development to treat HIT.

During the Type D meeting, the FDA agreed on an optimized definition of worsening HIT for the primary endpoint, based on progression of thrombotic events through Day 14 of treatment or hospital discharge. To ensure high-quality, reliable endpoint evaluation across clinical sites, the worsening component of the primary endpoint will also include extension of an existing thrombus into a new vascular segment or bed, avoiding potential site-to-site variability from manual size measurements. The updated composite primary endpoint will measure the proportion of Serotonin Release Assay-positive (SRA+) participants with adjudicated new or worsening composite thromboembolic events through Day 14 or hospital discharge. Additionally, the FDA agreed to use placebo control in the Phase 3 trial, with existing standard anticoagulation therapeutics for both the CAD-1005 and placebo control arms.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
99.1	Press Release, issued by Cadrenal Therapeutics, Inc. on August 31, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2026	CADRENAL THERAPEUTICS, INC.

	By:	/s/ Quang X. Pham
	Name:	Quang X. Pham
	Title:	Chairman and Chief Executive Officer

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